U.S. SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

                           AMENDMENT NO. 4
                                 to

                              FORM 10

            GENERAL FORM FOR REGISTRATION OF SECURITIES

                Pursuant to Section 12(b) or (g) of
              the Securities Exchange Act of 1934


                  TABLEGATE ACQUISITION CORPORATION
                  -----------------------------
      (Exact name of registrant as specified in its charter)


 Delaware                             46-1873917
------------------                   ------------------------------
(State or other jurisdiction         (I.R.S. Employer Identification
of incorporation or organization)          No.)


                     215 Apolena Avenue
              Newport Beach, California 92662
 ------------------------------------------------------------
(Address of principal executive offices )  (Zip Code)


Registrant's telephone number, including area code:     202/387-5400
				Fax Number:		949/673-4525

Securities to be registered
   pursuant to Section 12(b) of the Act:              None

Securities to be registered
    pursuant to Section 12(g) of the Act:             Common Stock,
                                                     $0.0001 Par Value
                                                     (Title of class)


Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer               Accelerated filer
Non-accelerated filed                 Smaller reporting company  X


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ITEM 1.  BUSINESS.

     Tablegate Acquisition Corporation is a blank check company and may qualify as an "emerging growth company" as defined in the Jumpstart Our Business Startups Act which became law in April, 2012. The definition of an "emerging growth company" is a company with an initial public offering of common equity securities which occurred after December 8, 2011 and has less than $1 billion of total annual gross revenues during last completed fiscal year.
See "The Company: The Jumpstart Our Business Startups
Act" contained herein.

      Tablegate Acquisition Corporation ("Tablegate") was incorporated on July 23, 2012 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. Tablegate has been in the developmental stage since inception and its operations to date have been limited to issuing shares to its original shareholders and filing this registration statement. Tablegate has been formed to provide a method for a foreign or domestic private company to become a reporting company as part of the process toward the public trading of its stock.

     The president of Tablegate is the president, director and shareholder of Tiber Creek Corporation. Tiber Creek Corporation assists companies in becoming public companies and with introductions to the financial community.

     The benefits of a business combination with Tablegate include:

    1. Reincorporation of the private company in Delaware whose General Corporate Law is considered favorable for the operations of corporations.

    2. The recapitalization of the stock structure of the private company suitable for a public company.

    3. The introduction of management of the private company to the reporting and other requirements of a public company before commencement of trading.

    4. Increased visibility of the private company among the financial community.

    5. Reassurance to shareholders of the private company that the process of registering their shares for trading has commenced and such shareholders can begin to view filings of the the company, even prior to registration of their own shares, on the web site of the SEC. Initial shareholders receive registration rights in the subscription agreement.

     Tiber Creek will typically neogtiate an agreement with a company for assisting it to become a public reporting company and for the preparation and filing of a registration statement and for its introduction to brokers and market makers. Such services may include, when and if appropriate, the use of Tablegate. Tablegate will only be used as part of such process and is not offered for sale. For its services, Tiber Creek will receive cash compensation and if Tablegate is used as part of the process to take a company public, Tiber Creek will typically retain a non-controlling equity interest; if Tablegate is not used as part of the process, Tiber Creek will typically be granted a non-controlling equity interest in the company going public.

     A combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances the company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended.

    Once any change in control of the Company is effected, if at all, if new management wishes to issue shares of the Company's stock prior to filing a registration statement, they will be governed by the rules and regulations regarding the sale of unregistered securities.


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     Tablegate has not generated revenues and has no income or cash flows from operations since inception. The continuation of Tablegate as a going concern is dependent upon financial support from its stockholders.

     Tiber Creek has agreed to fund the expenses of Tablegate until a change in control without reimbursement after which time such expenses will become the responsibility of new management. Because of the nature of the Tablegate and its absence of any on-going operations, these expenses are anticipated to be relatively low.

Aspects of a Public Company

     There are certain perceived benefits to being a public company whose securities are trading:

These are commonly thought to include the following:

 +    increased visibility in the financial community;
 +    increased valuation;
 +    greater ease in raising capital;
 +    compensation of key employees through stock options for
          which there may be a market valuation;
 +    enhanced corporate image.

     There are also certain perceived disadvantages to being a trading company. These are commonly thought to include the following:

 +    requirement for audited financial statements;
 +    required publication of corporate information;
 +    required filings of periodic and episodic reports with the
          Securities and  Exchange Commission;
 +    increased rules and regulations governing management,
          corporate  activities and shareholder relations.

Potential Private Companies

     Business entities, if any, which may be interested in a combination with Tablegate may include the following:

 +    a company for which a primary purpose of becoming public is the use  of its securities for the acquisition of assets
          or businesses;
 +    a company which is unable to find an underwriter of its
          securities or is unable to find an underwriter of securities on terms acceptable to it;
 +    a company which wishes to become public with less dilution of its  securities than would occur upon an underwriting;
 +    a company which believes that it will be able to obtain
          investment capital on more favorable terms after it has
          become public;
 +    a foreign company which may wish an initial entry into the
          United  States securities market;
 +    a special situation company, such as a company seeking a
          public market  to satisfy redemption requirements under
          a qualified Employee Stock Option Plan;
 +    a company seeking one or more of the other perceived
          benefits of  becoming a public company.

     A business combination with a private company will normally involve the transfer to the private company of the majority of the issued and outstanding common stock of Tablegate and the substitution by the private company of its own management and board of directors.

     The proposed business activities described herein classify Tablegate as a "blank check" company. The Securities and Exchange Commission and certain states have enacted statutes, rules and regulations limiting the public sale of securities of blank check companies. Tablegate will not make any efforts to cause a market to develop in its securities until such time as Tablegate has successfully implemented a business combination and it is no longer classified as a blank check company.


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     Tablegate is voluntarily filing this registration statement with the
Securities and Exchange Commission and is under no obligation to do so under the Exchange Act. Tablegate will continue to file all reports required of it under the Exchange Act until a business combination has occurred. A business combination will normally result in a change in control and management of Tablegate. Since a principal benefit of a business combination with Tablegate would normally be considered its status as a reporting company, it is anticipated that Tablegate will continue to file reports under the Exchange Act following a business combination. No assurance can be given that this will occur or, if it does, for how long.

     James Cassidy is the president and a director of Tablegate and the sole officer, shareholder and director of Tiber Creek Corporation, which is a 50% shareholder of Tablegate. James McKillop is the vice president and a director of Tablegate and the sole manager and member of MB Americus LLC which is a 50% shareholder of Tablegate.

     Tablegate has no employees nor are there any other persons than Mr. Cassidy and Mr. McKillop who devote any of their time to its affairs. All references herein to management of Tablegate are to Mr. Cassidy and Mr. McKillop. The inability at any time of either of these individuals to devote sufficient attention to Tablegate could have a material adverse impact on its operations.

Glossary

"Blank check" company          As used herein, a "blank check" company
                               is a development stage company that has
                               no specific business plan or purpose or
                               has indicated that its business plan is
                               to engage in a merger or acquisition with an unidentified company or companies.

Business combination           Normally a merger, stock-for-stock  or
                               stock-for-assets exchange with a private company or the shareholders of the private company.

Emerging Growth Company	       A company with an initial public offering
	                       of common equity securities which occurred after December 8, 2011 and has less than $1 billion of total annual gross revenues during last completed fiscal year.

Tablegate or                   The corporation whose common stock is the
the Registrant                 subject of this registration statement.

Exchange Act                   The Securities Exchange Act of 1934, as
                               amended.

Securities Act                 The Securities Act of 1933, as amended.

Reporting Company              A company with a class of securities registered
                               under Section 12 of the Securities Exchange
                               Act of 1934

Jumpstart Our Business Startups Act

     In April, 2012, the Jumpstart Our Business Startups Act ("JOBS Act") was enacted into law. The JOBS Act provides, among other things:

     Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

     Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

     Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;


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     Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and

     Exemption from registration by a non-reporting company offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and such sales are exempt from state law registration, documentation or offering requirements.

     In general, under the JOBS Act a company is an emerging growth company if its initial public offering ("IPO") of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will not longer qualify as an emerging growth company after the earliest of

     (i) the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

     (ii) the completion of the fiscal year of the fifth anniversary of the company's IPO;

     (iii) the company's issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

     (iv) the company becoming a "larger accelerated filer" as defined under the Securities Exchange Act of 1934.

     The Company meets the definition of an emerging growth company will be affected by some of the changes provided in the JOBS Act and certain of the new exemptions. The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

     Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

     (i) audited financial statements required for only two fiscal years;
     (ii) selected financial data required for only the fiscal years that were audited;
     (iii) executive compensation only needs to be presented in the limited format now required for smaller reporting companies. (A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)


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     However, the requirements for financial disclosure provided by
Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

     The JOBS Act also exempts the Company's independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board ("PCAOB") after the date of the JOBS Act's enactment, except as otherwise required by SEC rule.

     The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company's accounting firm or for a supplemental auditor report about the audit.

     Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company's independent registered public accounting firm to file a report on the Company's internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company's internal control over financial reporting.

     Section 102(a) of the JOBS Act goes on to exempt emerging growth companies from the requirements in 1934 Act Section 14A(e) for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

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     Other Items of the JOBS Act.  The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

     Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

     Election to Opt Out of Transition Period.   Section 102(b)(1) of the
JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934
Act) are required to comply with the new or revised financial accounting standard.

     The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period.



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ITEM 1A.  RISK FACTORS

   The business of Tablegate is subject to numerous risk factors, including the following:

The Company has no operations to date and is not expected to begin any operations until a change in control, if then.

   Tablegate has no operating history nor revenue with minimal assets and operates at a loss and its continuation as a going concern is dependent uponsupport from its stockholders or obtaining additional capital.

     Tablegate has not generated revenues and has no income or cash flows from operations since inception. Tablegate has sustained losses to date and will, in all likelihood, continue to sustain expenses without corresponding revenues, at least until the consummation of a business combination.

    Tiber Creek Corporation, a company affiliated with management, will pay all expenses incurred by Tablegate until a business combination is effected, without repayment. There is no assurance that Tablegate will ever be profitable.

The Company has only two directors, officers and shareholders and as such may not benefit from diverse and muliptle opinions.

     The only officers and directors of Tablegate are James Cassidy and James McKillop. Because management consists of only these two persons, Tablegate does not benefit from multiple judgments that a greater number of directors or officers would provide. Tablegate will rely completely on the judgment of its officers and directors when selecting a company. Mr. Cassidy and Mr. McKillop anticipate devoting only a limited amount of time to the business of Tablegate. Neither Mr. Cassidy nor Mr. Mr. McKillop has entered into written employment agreements with Tablegate and they are not expected to do so. Tablegate has not obtained key man life insurance on either officer or director. The loss of the services of either Mr. Cassidy or Mr. McKillop could adversely affect development of the business of Tablegate and its likelihood of commencing operations.

The Company's election not to opt out of JOBS Act extended accounting transition period may not make its financial statements easily comparable to other companies.

     Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company's financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.


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Indemnification of officers and directors may put Tablegate's assets at risk.

     The certificate of incorporation of Tablegate provides that Tablegate may indemnify officers and/or directors of Tablegate for liabilities, which can include liabilities arising under the securities laws. Assets of Tablegate could be used or attached to satisfy any liabilities subject to such indemnification.

The proposed operations of Tablegate are speculative.

     The success of the proposed business plan of Tablegate will depend to a great extent on the operations, financial condition and management of the private company which combines with Tablegate. While business combinations with entities having established operating histories are preferred, there can be no assurance that Tablegate will be successful in locating candidates meeting such criteria. The decision to enter into a business combination will likely be made without detailed feasibility studies, independent analysis, market surveys or similar information which, if Tablegate had more funds available to it, would be desirable. In the event Tablegate completes a business combination the success of its operations will be dependent upon management of the private company and numerous other factors beyond the control of Tablegate. There is no assurance that Tablegate can identify a company and consummate a business combination.

The Company will seek only one business combination and as such there is no diversification of investment.

   The purpose of Tablegate is to seek, and acquire an interest in a business entity which desires to seek the perceived advantages of a corporation which has a class of securities registered under the Exchange Act. Tablegate may participate in a business venture of virtually any kind or nature and it will not restrict its search to any specific business, industry, or geographical location. Management anticipates that Tablegate will be able to participate in only one potential business venture because Tablegate has nominal assets and limited financial resources. This lack of diversification should be considered a substantial risk to the shareholders of Tablegate because it will not permit Tablegate to offset potential losses from one venture against gains from another.

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Possible classification as a penny stock which may increase reporting obligations for any transaction and additional burden on any potential broker.

     In the event that a public market develops for the securities of Tablegate following a business combination, such securities may be classified as a penny stock depending upon their market price and the manner in which they are traded. The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock", for purposes relevant to Tablegate, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share whose securities are admitted to quotation but do not trade on the Nasdaq Capital Market or on a national securities exchange. For any transaction involving a penny stock, unless exempt, the rules require delivery by the broker of a document to investors stating the risks of investment in penny stocks, the possible lack of liquidity, commissions to be paid, current quotation and investors' rights and remedies, a special suitability inquiry, regular reporting to the investor and other requirements.

There is a scarcity of and competition for business opportunities and combinations.

     Tablegate is and will continue to be an insignificant participant in the business of seeking mergers with and acquisitions of business entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may be merger or acquisition candidates for Tablegate. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than Tablegate and, consequently, Tablegate will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, Tablegate will also compete with numerous other small public companies in seeking merger or acquisition candidates.

There is no agreement for a business combination and no minimum requirements for business combination.

     Tiber Creek is continually in discussion with various entities who are considering the use of a reporting company as part of the process of going public. As of the date of this registration statement, Tablegate has no current arrangement, agreement or understanding with respect to engaging in a business combination with a specific entity. When, if at all, Tablegate enters into a business combination it will file the required reports with the Securities and Exchange Commission. There can be no assurance that Tablegate will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. No particular industry or specific business within an industry has been selected. Tablegate has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which it will require a private company to have achieved, or without which Tablegate would not consider a business combination with such business entity. Accordingly,

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     Tablegate may enter into a business combination with a business entity having no significant operating history, losses, limited or no potential for immediate earnings, limited assets, negative net worth or other negative characteristics. There is no assurance that Tablegate will be able to negotiate a business combination on terms favorable to Tablegate.

Reporting requirements may delay or preclude acquisition.

     Pursuant to the requirements of Section 13 of the Exchange Act, Tablegate is required to provide certain information about significant acquisitions including audited financial statements of the acquired company. Obtaining audited financial statements is the economic responsibility of the private company. The additional time and costs that may be incurred by some potential companies to prepare such financial statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by Tablegate. Prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

     Notwithstanding a company's agreement to obtain audited financial statements within the required time frame, such audited financial statements may not be available to Tablegate at the time of entering into an agreement for a business combination. In cases where audited financial statements are unavailable, Tablegate will have to rely upon information that has not been verified by outside auditors in making its decision to engage in a transaction with the business entity. This risk increases the prospect that a business combination with such a company might prove to be an unfavorable one for Tablegate.

Possible Regulation under Investment Company Act which, if imposed, would substantially increase reporting and compliance costs and regulations.

     In the event Tablegate engages in business combinations which result in Tablegate holding passive investment interests in a number of entities, Tablegate could be subject to regulation under the Investment Company Act of 1940. Passive investment interests, as used in the Investment Company Act, essentially means investments held by entities which do not provide management or consulting services or are not involved in the business whose securities are held. In such event, Tablegate would be required to register as an investment company and could be expected to incur significant registration and compliance costs. Tablegate has obtained no formal determination from the Securities and Exchange Commission as to the status of Tablegate under the Investment Company Act of 1940. Any violation of such Act could subject Tablegate to material adverse consequences.

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Tablegate will probably effect a change in control and management and the biographies and objectives of such management and its impact on the Company are unknown.

    A business combination involving the issuance of the common stock of Tablegate will, in all likelihood, result in shareholders of a private company obtaining a controlling interest in Tablegate. As a condition of the business combination agreement, the shareholders of Tablegate may agree to sell, transfer or retire all or a portion of their stock of Tablegate to provide the target company with all or majority control. The resulting change in control of Tablegate will likely result in removal of the present officers and directors of Tablegate and a corresponding reduction in or elimination of their participation in the future affairs of Tablegate.

Tablegate will probably effect a business combination which may have a possible impact on the value of the shares of its common stock so reliance on such present data is not a good indicator of future value.

     A business combination normally will involve the issuance of a significant number of additional shares. Depending upon the value of the assets acquired in such business combination, the per share value of the common stock of Tablegate may increase or decrease, perhaps significantly.

Federal and state tax consequences will, in all likelihood, be major considerations in any business combination Tablegate may undertake.

     Currently, such transactions may be structured so as to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions. Tablegate intends to structure any business combination so as to minimize the federal and state tax consequences to both Tablegate and the private company; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have an adverse effect on both parties to the transaction. Any potential acquisition or merger with a foreign company may create additional risks.


It is possible Tablegate will enter a business combination with a foreign entity and will therefore be subject to risks and taxes that are currently unknown and the impact of which is presently unpredictable.

      If Tablegate enters into a business combination with a foreign concern it will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, capital investment, resource self-sufficiency, balance of payments

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      positions, and in other respects.  Any business combination with a foreign company may result in control of Tablegate by individuals who are not resident in the United States and in assets which are located outside the United States, either of which could significantly reduce the ability of the shareholders to seek or enforce legal remedies against Tablegate.

ITEM 2.  FINANCIAL INFORMATION

PLAN OF OPERATION.

     Tablegate has had no operating history nor any revenues or earnings from operations. Tablegate has no significant assets or financial resources. The Company has not generated revenues and has no income or cash flows from operations since inception. Tablegate has sustained losses to date and will, in all likelihood, continue to sustain expenses without corresponding revenues, at least until the consummation of a business combination.

     The continuation of the Company as a going concern is dependent upon financial support from its stockholders, the ability of the Company to obtain necessary equity financing to continue operations, successfully locating and negotiating with a business entity for the combination of that company with Tablegate. Tiber Creek Corporation, a company affiliated with management, will pay all expenses incurred by Tablegate until a business combination is effected without repayment.

There is no assurance that Tablegate will ever be profitable.

     Tablegate has no operations nor does it currently engage in any business activities generating revenues. Tablegate's principal business objective for the following 12 months is to be used in a business combination with a private company as part of that company's process to become a public company.

     Tablegate anticipates that during the 12 months following the date of this registration statement, it will incur costs related to (i) filing reports as required by the Securities Exchange Acct of 1934, including accounting fee and (ii) payment of annual corporate fees. It is anticipated that such expenses will not exceed $5,000 although Tiber
Creek has not set a limit on the amount of expenses it will pay on behalf of Tablegate. Tiber Creek has agreed to fund the expenses of Tablegate until a change in control without reimbursement after which time such expenses will become the responsibility of new management. Because of the nature of the Tablegate and its absence of any on-going operations, these expenses are anticipated to be relatively low.


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Business Combination with a Private Company

     Tiber Creek Corporation assists companies to become public reporting companies, for the preparation and filing of a registration statement and for introduction to brokers and market makers.
Such services may include, when and if appropriate, effecting a business combination with Tablegate.

     As potential candidates for a business combination, Tiber Creek is always in various stages of discussion with potential private companies. At the time that one of these companies retains Tiber Creek and a decision is made to combine the company with Tablegate, then Tablegate will make an appropriate filing reporting that event.

     Tablegate will not make any independent search for a possible private company nor will it retain or use any entity to identify or analyze the merits of a private company. Tablegate will effect a business combination with a private company as part of the process of teh private company becoming a public reporting company.

Management of Tablegate

     Tablegate has no full time employees. James Cassidy and James McKillop are the officers and directors of Tablegate and its indirect beneficial shareholders. Mr. Cassidy, as president of Tablegate, and Mr. McKillop as vice president, will allocate a limited portion of time to the activities of Tablegate without compensation. Potential conflicts may arise with respect to the limited time commitment by management and the potential demands of the activities of Tablegate.

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     The amount of time spent by Mr. Cassidy or Mr. McKillop on the activities of Tablegate is not predictable. Such time may vary widely from an extensive amount when reviewing a company and effecting a business combination to an essentially quiet time when activities of management focus elsewhere. It is impossible to predict the amount of time that will actually be required to spend to review suitable companies.

General Business Plan

     The purpose of Tablegate is to effect a business combination with a business entity which desires to seek the perceived advantages of a corporation which has a class of securities registered under the Exchange Act. Tablegate will not be restricted to any specific business, industry, or geographical location and Tablegate may participate in a business venture of virtually any kind or nature. Tablegate will not conduct a search for a target company.
Tablegate will be available for use by any client of Tiber Creek which wishes to use a reporting company incident to the process of registering its securities.

    Management anticipates that it will be able to participate in only one potential business venture because Tablegate has nominal assets and limited financial resources. This lack of diversification should be considered a substantial risk to the shareholders of Tablegate because it will not permit Tablegate to offset potential losses from one venture against gains from another.

     The private company with which Tablegate may effect a business combination may have recently commenced operations, or may wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes.

     None of Tablegate's current officers, directors or shareholders will have any direct or indirect ownership of any company with which Tablegate will effect a business combination. After a change in control of the Company and after a subsequent business combination, if any, the current shareholders of Tablegate may retain an equity interest, which would be a non-controlling equity interest. The current officers and directors of Tablegate will not be officers nor directors after any change in control. Payment of compensation to any of Tablegate's officers, directors or shareholders will not be a condition to a change in control or any subsequent business combination.


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     Business  opportunities may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities difficult and complex.

     Tablegate has, and will continue to have, no capital with which to provide the owners of business entities with any cash or other assets. However, Tablegate offers owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a reporting company.

     Sixty days after the initial filing of this registration statement, Tablegate will automatically become subject to the reporting requirements of the Securities Exchange Act of 1934. Included in these requirements is the duty of Tablegate to file audited financial statements reporting a business combination which is required to be filed with the Securities and Exchange Commission upon completion of the combination.

     Because of the time required to prepare financial statements, a private company which has entered into a business combination agreement may wish to take control of Tablegate before the it has completed its audit. Among other things, this will allow the private company to announce the pending combination through filings with the Securities and Exchange Commission which will then be available to the financial community, potential investors, and others. In such case, Tablegate will only have access to unaudited and possibly limited financial information about the private company in making a decision to combine with that company.

     Following a business combination Tablegate may require the services of others in regard to accounting, legal services, underwritings and corporate public relations. Tiber Creek Corporation may recommend one or more underwriters, financial advisors, accountants, public relations firms or other consultants to provide such services.

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Terms of a Business Combination

     In implementing a structure for a particular business combination, Tablegate may become a party to a merger, consolidation, reorganization, joint venture, licensing agreement or other arrangement with another corporation or entity. On the consummation of a change in control, it is likely that the present management and shareholders of Tablegate will no longer be in control of Tablegate. In addition, it is likely that the officers and directors of Tablegate will, as part of the terms of the change in control, resign and be replaced by one or more new officers and directors.

     It is anticipated that any securities issued in any business combination would be issued in reliance upon exemption from registration under applicable federal and state securities laws. Tablegate will likely register all or a part of such securities for public trading after the transaction is consummated. If such registration occurs, it will be undertaken by the surviving entity after Tablegate has entered into an agreement for a business combination or has consummated a business combination and Tablegate is no longer considered a blank check company. The issuance of additional securities and their potential sale into any trading market which may develop in the securities of Tablegate may depress the market value of the securities of Tablegate in the future if such a market develops, of which there is no assurance.

     While the terms of a business transaction to which Tablegate may be a party cannot be predicted, it is expected that the parties to the business transaction will desire to avoid the creation of a taxable event and thereby structure the acquisition in a tax-free reorganization under Sections 351 or 368 of the Internal Revenue Code of 1986, as amended.

     Tablegate will participate in a business combination only after the negotiation and execution of appropriate agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require certain representations and warranties of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by the parties prior to and after such closing and will include miscellaneous other terms.

     James Cassidy and James McKillop, the officers and directors will provide their services without charge or repayment by Tablegate until such time as a change in control is effected. Messrs. Cassidy and McKillop are currently the sole indirect shareholders of Tablegate. After effecting a change in control and any possible subsequent business combination, it is likely that Messrs. Cassidy and McKillop will retain certain non-controlling indirect share ownership but no additional shares nor compensation or repayment of any sort will be made.


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Undertakings and Understandings Required of private Companies

     As part of a business combination agreement, Tablegate intends to obtain certain representations and warranties from a private company as to its conduct following the business combination. Such representations and warranties may include (i) the agreement of the private company to make all necessary filings and to take all other steps necessary to remain a reporting company under the Exchange Act for at least a specified period of time; (ii) imposing certain restrictions on the timing and amount of the issuance of additional free-trading stock, including stock registered on Form S-8 or issued pursuant to Regulation S and (iii) giving assurances of ongoing compliance with the Securities Act, the Exchange Act, the General Rules and Regulations of the Securities and Exchange
Commission, and other applicable laws, rules and regulations.

     A potential private company should be aware that the market price and trading volume of the securities of Tablegate, when and if listed for secondary trading, may depend in great measure upon the willingness and efforts of successor management to encourage interest in Tablegate within the United States financial community. Tablegate does not have the market support of an underwriter that would normally follow a public offering of its securities. Initial market makers are likely to simply post bid and asked prices and are unlikely to take positions in Tablegate's securities for their own account or customers without active encouragement and a basis for doing so. In addition, certain market makers may take short positions in Tablegate's securities, which may result in a significant pressure on their market price. Tablegate may consider the ability and commitment of a private company to actively encourage interest in Tablegate's securities following a business combination in deciding whether to enter into a transaction with such company.

Competition

     Tablegate will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than Tablegate. In view of Tablegate's combined extremely limited financial resources and limited management availability, Tablegate will continue to be at a significant competitive disadvantage compared to Tablegate's competitors.

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ITEM 3.  PROPERTIES.

     Tablegate has no properties and at this time has no agreements to acquire any properties. Tablegate currently uses the offices of Tiber Creek Corporation in Los Angeles, California, at no cost to Tablegate. Tiber Creek Corporation will continue this arrangement until Tablegate completes a business combination.

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                AND MANAGEMENT.

     The following table sets forth each person known by Tablegate to be the beneficial owner of five percent or more of the common stock of Tablegate, all directors individually and all directors and officers of Tablegate as a group. Except as noted, each person has sole voting and investment power with respect to the shares shown.

Name and Address             Amount of Beneficial
of Beneficial Owner          Ownership              Percentage of Class
------------------------     --------------------   -------------------
Tiber Creek Corporation (1)       10,000,000               50%
215 Apolena Avenue
Newport Beach, CA 92662

MB Americus LLC (2)                10,000,000               50%
9454 Wilshire Boulevard
Beverly Hills, California 90212

All Executive Officers and        20,000,000              100%
Directors as a Group (1 Person)

     (1) As the sole shareholder, officer and director of Tiber Creek Corporation, a Delaware corporation, James Cassidy, president, secretary and a director of Tablegate, is deemed to be the beneficial owner of the shares of common stock of Tablegate owned by it.

     (2) As the sole principal of MB Americus LLC, a California business entity, James McKillop,vice president and a director of Tablegate, is deemed to be the beneficial owner of the shares of Tablegate owned by it.


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ITEM 5.  DIRECTORS AND  EXECUTIVE OFFICERS

     Tablegate has two directors and officers as follows:

Name                        Age         Positions and Offices Held

James Cassidy               77          President, Secretary, Director
James McKillop              54          Vice President, Director

     Set forth below are the name of the directors and officers of Tablegate, all positions and offices held and the business experience during at least the last five years:

    James Cassidy, Esq., LL.B., LL.M., serves as a director,
president and secretary of Tablegate. Mr. Cassidy received a Bachelor of Science in Languages and Linguistics from Georgetown University in
1960, a Bachelor of Laws from The Catholic University School of Law in 1963, and a Master of Laws in Taxation from The Georgetown University School of Law in 1968. From 1963-1964, Mr. Cassidy was law clerk to the Honorable Inzer B. Wyatt of the United States District Court for the Southern District of New York. From 1964-1965, Mr. Cassidy was law
clerk to the Honorable Wilbur K. Miller of the United States Court of Appeals for the District of Columbia. From 1969-1975, Mr. Cassidy was
an associate of the law firm of Kieffer & Moroney and a principal in the law firm of Kieffer & Cassidy, Washington, D.C. From 1975 to date, Mr. Cassidy has been a principal in the law firm of Cassidy & Associates, and its predecessors, specializing in securities law and related corporate and federal taxation matters. Mr. Cassidy also serves as President, sole director and shareholder of Tiber Creek Corporation, which is a shareholder of Tablegate. Tiber Creek also provides services to companies in assisting it them in becoming public companies and with introductions
to the financial community.   Mr. Cassidy is a member of the bars of the
District of Columbia and the State of New York, and is admitted to practice before the United States Tax Court and the United States Supreme Court. Tablegate believes Mr. Cassidy to have the business experience necessary to serve as a director of Tablegate as it seeks to enter into a business combination. As a lawyer involved in business transactions and securities matters, Mr. Cassidy has had ample experience in evaluating companies and management, understanding business plans, assisting in capital raising and determining corporate structure and objectives.

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

 James McKillop serves as a director and vice president of Tablegate. Mr. McKillop began his career at Merrill Lynch. Mr. McKillop has also been involved in financial reporting and did a daily stock market update for KPCC radio in Pasadena, California. Mr. McKillop is the founder of MB Americus LLC which specializes in consulting and public relations. Mr. McKillop has provided consulting services to Tiber Creek Corporation for more than five years. Mr. McKillop has written articles for varous publications on financial matters. He has been a past member of the World Affairs Council. Mr. McKillop received his Bachelor of Arts in Economics in 1984 from the University of California at Los Angeles. With his background in financial and securities matters, Tablegate believes Mr. McKillop to have experience and knowledge that will serve Tablegate in seeking, evaluting and determining a suitable private company.

     There are no agreements or understandings for the above-named officers or directors to resign at the request of another person and the above-named officers and directors are not acting on behalf of nor will act at the direction of any other person.

Recent Blank Check Companies

     James Cassidy, the president and a director of Tablegate and James McKillop, vice president and a director of Tablegate, are involved with other existing blank check companies and with blank check companies that have had a change in control and-or have effected a business combination. The initial business purpose of each of these companies was to engage in a business combination with an unidentified private company or companies and each was a blank check company until completion of a business combination.

     The below listed companies each independently negotiated with Tiber Creek for Tiber Creek to assist it in going public.
These companies paid Tiber Creek for its assistance. Typically Tiber Creek received cash compensation and retained a stock interest in the reporting company. Tiber Creek engaged the law firm which prepared the legal documentation required for the client company to take control of the reporting company and to commence filing its periodic and periodic reports.

     A change in control of a company as listed below will not change that company's status as a shell company. Once a company effects a business combination such as a merger with a company that has operations, revenues, a business plan or other corporate structure, then at that time, the company's status as a shell company may change. At such time, such company will flie a Form 8-K with the business combination information and notice of the change in its status.

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     The information  summarizes the blank check companies with which Mr. Cassidy and/or Mr. McKillop is or has been involved in the past five years which filed a registration statement on Form 10 or Form 10-SB. In most instances that a business combination is transacted with one of these companies, it is required to file a Current Report on Form 8-K describing the transaction. Reference is made to the Current Report on Form 8-K filed for any company listed below and for additional detailed information concerning the business combination entered into by that company, including financial information.

     Cabinet Acquisition Corporation: Form 10-SB filed on 8/28/2000, file number 0-31398. Mr. Cassidy was the sole indirect beneficial shareholder, officer and director of the corporation. On October 8, 2009, the corporation effected a change in control with the redemption of 500,000 shares of common stock for a consideration at par of $.0001 and the issuance of 3,000,000 additional shares of common stock at a consideration of par, $.0001, and the election of new directors and appointment of new officers. Mr. Cassidy beneficially retained 500,000 shares and resigned from all offices and as a director.

     Canistel Acquisition Corporation. Form 10 filed on May 23, 2008, file number 000-53255. Mr. Cassidy was the sole officer and director and Mr. McKillop was an employee of the corporation. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial shareholder. On December 7, 2010, the corporation filed a form 8-K noticing the change of control effected on December 3, 2010 with redemption of 250,000 shares of common stock from each of the then two shareholders at a redemption price of $.0001 per share for an aggregate redemptio price of $50, the issuance of 21,000,000 additional shares of common stock at a purchase price per share at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each retained 250,000 shares. Mr. Cassidy resigned from all offices and as a director and Mr. McKillop resigned as an employee. On December 3, 2010, Canistel changed its name to Opera Jet International, Ltd. Subsequent to the change of control, on February 13, 2012, Opera Jet filed a Form 8-K noticing a business combination in the form of an acquisition of all the outstanding stock of Opera Jet a.s. and a change in its status.

     Console Acquisition Corporation: Form 10 filed on May 23, 2008, file number 000-53257. Mr. Cassidy was the sole officer and director and Mr. McKillop was an employee of the corporation. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial shareholder. On December 22, 2009, the corporation filed a form 8-K noticing the change of control effected on December 21, 2009. The company redeemed an aggregate of 500,000 shares of common stock at a redemption price of par, $.0001 and issued an additional 7,000,000 shares of common stock at a purchase price of $.0001 per share, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each retained 250,000 shares. Mr. Cassidy resigned from all offices and as a director and Mr. McKillop resigned as an employee.

     Hightower Acquisition Corporation:  Form 10 filed on May 23,
2008, file number 000-53258. Mr. Cassidy was the sole officer and director and Mr. McKillop was an employee of the corporation. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial shareholder. On May 12, 2010, the corporation filed a form 8-K noticing the change of control effected on May 12, 2010 with redemption of 375,000 shares from each of the then two shareholders at a per share redemption price at par of $.0001, the issuance of 14,200,000 additional shares of common stock at a per share purchase price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each retained 125,000 shares. Mr. Cassidy resigned from all offices and as a director and Mr. McKillop resigned as an employee. On May 12, 2010, Hightower changed its name to Adelman Enterprises, Inc.

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

     Spinnet Acquisition Corporation: Form 10 filed on May 23, 2008, file number 000-53256 Mr. Cassidy was the sole officer and director and Mr. McKillop was an employee of the corporation. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial shareholder. On October 5, 2009 the corporation filed a form 8-K noticing the change of control effected on September 30, 2010 with redemption of 250,000 shares from each of the then two shareholders at a per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share purchase price at par of $.0001, the election of new directors and appointment of new officers. Mr.
Cassidy and Mr. McKillop each retained 250,000 shares. Mr. Cassidy resigned from all offices and as a director and Mr. McKillop resigned as an employee. On September 30, 2009, Spinnet changed its name to VanHolt Group, Ltd.

     Greenmark Acquisition Corporation:  Form 10 filed on May 23,
2008, file number 000-53259. Mr. Cassidy was the sole officer and director and Mr. McKillop was an employee of the corporation. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial shareholder. On December 11, 2010, Greenmark issued an additional 2,000,000 shares to each of the then shareholders. On December 14, 2010 the corporation filed a form 8-K noticing the change of control effected on December 13, 2010 with the issuance of 200,000,000 shares of common stock at a per share purchase price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 2,500,000 shares. Mr. Cassidy resigned from all offices and as a director and Mr. McKillop resigned as an employee. On December 11, 2011, Greenmark changed its name to Powerdyne International, Inc. Powerdyne Acquisition filed a Form 8-K noticing a business combination in the form of a merger with Powerdyne, Inc. (Nevada) and a change in its status on March 25, 2011.

     Alderwood Acquisition Corporation:  Form 10 filed on October 7,
2010, file number 000-54148. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On July 20, 2011 the corporation filed a Form 8-K noticing the change of control effected July 15, 2011 with the redemption of 19,800,000 shares of the 20,000,000 shares of outstanding stock at a per share redemption price at par of $.0001, the issuance of 26,153,846 shares of common stock for services to the company valued at par $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 100,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to SGreenTech Group Ltd. and subsequently changed to Pixtel Group Ltd.

     Oakwood Acquisition Corporation:  Form 10 filed on October 7,
2010, file number 000-54147. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On
December 12, 2011 the corporation filed a Form 8-K noticing the change of control effected November 30, 2011 with the redemption of 19,500,000 shares of the 20,000,000 shares of outstanding stock at a per share redemption price at par of $.0001, issuance of 1,000,000 shares of common stock at a per share purchase price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Bristol Rhace Natural Resource
Corporation.

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     Pinewood Acquisition Corporation:  Form 10 filed on October 7,
2010, file number 000-54146. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On June 1, 2011, Pinewood Acquisition Corporation filed a Form 8-K noticing the change of control effected May 25, 2011 with the redemption of an aggregate of 19,500,000 of the then 20,000,000 shares of outstanding common stock at a per share redemption price at par of $.0001, issuance of 19,500,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to De Yang International Group Ltd. and subsequently changed to Fun World Media, Inc.

     Sherwood Acquisition Corporation:  Form 10 filed on October 7,
2010, file number 000-54145. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On July 22, 2011, Sherwood Acquisition Corporation filed a Form 8-K noticing the change of control effected July 20, 2011 with the redemption of an aggregate of 19,800,000 shares of the then 20,000,000 shares of of outstanding common stock at a per share redemption price at par of $.0001, issuance of 19,800,000 additional shares of common stock at the per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr.
McKillop each beneficially retained 100,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors.

     Beachwood Acquisition Corporation:  Form 10 filed on June 2,
2011, file number 000-54423. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On August 31, 2011 Beachwood Acquisition Corporation filed a Form 8-K noticing the change of control effected August 31, 2011 with the redemption of an aggregate of 18,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, issuance of 3,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 750,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to BioPharma Manufacturing Solutions Inc. BioPharma
Manufacturing Solutions Inc. filed a Form 8-K noticing a business combination in the form of a stock-for-assets acquisition of BioPharmaceutical Process Engineering and Consulting Services and a change in its status on October 18, 2012.

     Boxwood Acquisition Corporation:  Form 10 filed on June 2,
2011, file number 000-54424. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On November 1, 2011 Boxwood Acquisition Corporation filed a Form 8-K noticing the change of control effected October 28, 2011 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 10,500,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned
from all offices and as directors.   The name of the corporation was
changed to GreenPower International Group, Ltd. Greenpower International filed a Form 8-K noticing a business combination in the form of an acquisition of Greenwpower International Group Limited (BVI) and a change in its status on February 13, 2012.

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     Cottonwood Acquisition Corporation:  Form 10 filed on June 2,
2011, file number 000-54425. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On
November 2, 2011 Cottonwood Acquisition Corporation filed a Form 8-K noticing the change of control effected October 30, 2011 with the redemption of an aggregate of 19,700,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 19,700,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 150,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Creative Entertainment Holdings, Inc.

     Driftwood Acquisition Corporation:  Form 10 filed on June 2,
2011, file number 000-54426. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On February 28, 2012, Driftwood Acquisition Corporation filed a Form 8-K noticing the change of control effected February 1, 2012 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price of $.0001, the issuance of 6,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Pivotal Group, Inc. Pivotal Group, Inc. filed a Form
8-K noticing a business combination in the form of stock-for-stock acquisition of PKCCR, LLC and a change in its status on August 29, 2012.

     Moosewood Acquisition Corporation:  Form 10 filed on June 2,
2011, file number 000-54427. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On May 23, 2012, Moosewood Acquisition Corporation filed a Form 8-K noticing the change of control effected May 22, 2012 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to First Rate Staffing Corporation.
First Rate Staffing Corporation filed a Form 8-K noticing a business combination in the form of a merger with First Rate Staffing, LLC and First Rate Staffing, Inc. (Nevada) and a change in its status on November 13, 2012.

     Amberwood Acquisition Corporation: Form 10 filed on November 8, 2011, file number 000-54541. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. Amberwood Acquisition Corporation filed a Form 8-K noticing the change of control effected March 27, 2012 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to American Laser Healthcare Corporation.

     Bluewood Acquisition Corporation: Form 10 filed on November 8, 2011, file number 000-54542. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On April 30, 2012, Bluewood Acquisition Corporation filed a Form 8-K noticing the change of control effected April 30, 2012 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Xtreme Healthcare Corporation. Xtreme Healthcare Corporation filed a Form 8-K noticing a business combination in the form of a stock-for-stock acquisition with Xtreme Care Ambulance Inc. and a change in its status on November 13, 2012.

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     Rosewood Acquisition Corporation:  Form 10 filed on November 8,
2011, file number 000-54544. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On April 3, 2012, Rosewood Acquisition Corporation filed a Form 8-K noticing the change of control effected March 31, 2012 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors.

     Silverwood Acquisition Corporation: Form 10 filed on November 8, 2011, file number 000-54545. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On January 4, 2013, Silverwood Acquisition Corporation filed a Form 8-K noticing the change of control effected December 20, 2012 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors.

     Yellowwood Acquisition Corporation: Form 10 filed on November 8, 2011, file number 000-54546. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On April 17, 2012, Yellowwood Acquisition Corporation filed a Form 8-K noticing the change of control effected April 17, 2012 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock ata per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. On June 6, 2012, Yellowwood Acquisition Corporation filed a Form 8-K noticing a business combination in the form of a merger with Ameri Metro, Inc.
which included a change of the name of Yellowwood Acquisition Corporation as the surviving corporation to Ameri Metro, Inc. and a change in its status.

     Bentwood Acquisition Corporation: Form 10 filed on January 27,
2012, file number 000-54590. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On July 17, 2012, Bentwood Acquisition Corporation filed a Form 8-K noticing the change of control effected July 11, 2012 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Rezilient Direct Corporation.

     Hardwood Acquisition Corporation: Form 10 filed on January 27, 2012, file number 000-54591. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On
October 5, 2012, Harwood Acquisition Corporation filed a Form 8-K noticing the change of control with the redemption of an aggregate of 19,700,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 150,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Moxian Corporation.

     Lightwood Acquisition Corporation: Form 10 filed on January 27, 2012, file number 000-54592. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On
October 16, 2012, Lightwood Acquisition Corporation filed a Form 8-K noticing the change of control with the redemption of an aggregate of 19,700,000 shares of the then outstanding 20,000,000 shares of common stock, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 150,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Greenpro Resources Corporation.

     Roundwood Acquisition Corporation: Form 10 filed on January 27, 2012, file number 000-54593. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On June 15, 2012, Roundwood Acquisition Corporation filed a Form 8-K noticing the change of control effected June 7, 2012 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 10,500,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Bio Oil National Corporation.


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     Timberwood Acquisition Corporation: Form 10 filed on January 27,
2012, file number 000-54594. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On May 15, 2012, Timberwood Acquisition Corporation filed a Form 8-K noticing the change of control effected May 12, 2012 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 19,500,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors.

     Entree Acquisition Corporation: Form 10 filed on May 30,
2012, file number 000-54720. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On
October 3, 2012, Entree Acquisition Corporation filed a Form 8-K noticing the change of control with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 2,774,126 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs.
Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Hauge
Technology, Inc.

     Gumtree Acquisition Corporation: Form 10 filed on May 30,
2012, file number 000-54721. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On September 17, 2012, Gumtree Acquisition Corporation filed a Form 8-K noticing the change of control effected September 7, 2012 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 19,500,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock.
Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Access US
Oil & Gas, Inc.

     Sagetree Acquisition Corporation: Form 10 filed on May 30,
2012, file number 000-54722. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On September 27, 2012, Sagetree Acquisition Corporation filed a Form 8-K noticing the change of control with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors.

     Saddletree Acquisition Corporation: Form 10 filed on May 30,
2012, file number 000-54723. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On November 2, 2012, Saddletree Acquisition Corporation filed a Form 8-K noticing the change of control with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Go Green Smokeless Oil International Inc.

     Whiffletree Acquisition Corporation: Form 10 filed on May 30,
2012, file number 000-54724. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On November 2, 2012, Whiffletree Acquisition Corporation filed a Form 8-K noticing the change of control with the redemption of an aggregate of 19,750,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 125,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Whoopass Poker Corporation.

     Backgate Acquisition Corporation: Form 10 filed on October 10, 2012, file number 000-54824. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On February 26, 2013, Backgate Acquisition Corporation filed a Form 8-K noticing the change of control with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to JMJP Partners, Inc.

Conflicts of Interest

    The officers and directors of Tablegate have organized and expect to organize other companies with an identicial structure, purpose, officers, directors and shareholders. As such management believes there is no conflict of interest in these companies.

    Messrs. Cassidy and McKillop are also the directors of, and sole beneficial shareholders of the following companies which have filed registration statements on Form 10 for the registration of their common stock pursuant to the Securities Exchange Act concurrently with the filing of this registration statement:

	Essential Telecommunications, Inc.
        Fordgate Acquisition Corporation
	Harrogate Acquisition Corporation
	Sandgate Acquisition Corporation
        Sidegate Acquisition Corporation
        Treegate Acquisition Corporation
	Wallgate Acquisition Corporation
	Woodgate Acquisition Corporation

      The blank check companies with which management (including the directors) is involved are identical except for the name. As and when created, no one blank check company offers management any more favorable terms. After Tiber Creek engages a private company that wishes to become a public company and the decision is made to utilize a blank check company as part of that process, the client will choose one of the blank check companies, based solely upon the name as all other terms are identical. Thus no conflict of interest arises for management between any of the blank check companies.


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     Mr. Cassidy and/or Mr. McKillop may become associated with additional blank check companies prior to the time that Tablegate has effected a business combination.

     Mr. Cassidy is the principal of Cassidy & Associates, a securities law firm. As such, demands may be placed on the time of Mr. Cassidy which will detract from the amount of time he is able to devote to Tablegate. Mr. Cassidy intends to devote as much time to the activities of Tablegate as required. However, should such a conflict arise, there is no assurance that Mr. Cassidy would not attend to other matters prior to those of Tablegate.

     Mr. Cassidy is the president, sole director and shareholder of Tiber Creek Corporation, which is a shareholder of Tablegate. At the time of a business combination, some or all of the shares of common stock owned by Tiber Creek Corporation may be retired by Tablegate. The amount of common stock which may be sold or continued to be owned by Tiber Creek Corporation cannot be determined at this time.

     Mr. McKillop is the manager and sole member of MB Americus
LLC which is a shareholder of Tablegate. At the time of a business combination, some or all of the shares of common stock owned by MB Americus LLC may be purchased or retired by Tablegate. The amount of common stock which may be sold or continued to be owned by MB Americus cannot be determined at this time.

     The terms of a business combination may provide for a nominal payment by cash to Tiber Creek Corporation and MB Americus LLC for the retirement of all or part of the common stock of Tablegate owned by them.

Investment Company Act of 1940

     Although Tablegate will be subject to regulation under the Securities Act and the Exchange Act, management believes Tablegate will not be subject to regulation under the Investment Company Act of 1940 insofar as Tablegate will not be engaged in the business of investing or trading in securities.

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

     In the event Tablegate engages in business combinations which result in Tablegate holding passive investment interests in a number of entities, Tablegate could be subject to regulation under the Investment Company Act of 1940. In such event, Tablegate would be required to register as an investment company and could be expected to incur significant registration and compliance costs. Tablegate has obtained no formal determination from the Securities and Exchange Commission as to the status of Tablegate under the Investment Company Act of 1940. Any violation of such Act would subject Tablegate to material adverse consequences.

ITEM 6.  EXECUTIVE COMPENSATION

   The officers and directors of Tablegate do not receive any compensation for services to Tablegate, have not received such compensation in the past, and are not accruing any compensation. However, the officers and directors of Tablegate are also indirect beneficial shareholders and anticipate receiving possible benefits as beneficial shareholders if the value of the shares of Tablegate increase after a business transaction is effected as in such business transaction they will likely retain some of their shares in Tablegate and would benefit from any such increase in share value.

     Cassidy & Associates may perform legal services for Tablegate after the business combination and Mr. Cassidy is a principal of such law firm.

   No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by Tablegate for the benefit of employees.

ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED
         TRANSACTIONS AND DIRECTOR INDEPENDENCE.

   Tablegate has issued a total of 20,000,000 shares of common stock pursuant to Section 4(2) of the Securities Act for a total of $2,000 in cash.

    James Cassidy is president and a director of Tablegate and the sole officer, director and the shareholder of Tiber Creek Corporation, which is a 50% shareholder of Tablegate.

     James McKillop is vice president and a director of Tablegate and the sole manager and member of MB Americus LLC, which is a 50% shareholder of Tablegate.

    As the organizers and developers of Tablegate, James Cassidy and James McKillop may be considered promoters. Mr. Cassidy has provided services to Tablegate without charge consisting of preparing and filing

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

the charter corporate documents and preparing this registration statement. Tiber Creek Corporation, a company of which Mr. Cassidy is the sole director, officer and shareholder, has paid and will continue to pay all expenses incurred by Tablegate until a change in control is effected, without repayment. Tiber Creek is a shareholder of Tablegate and may receive benefits in the future if the company is able to effect a business combination beneficial to the company.

   Tablegate is not currently required to maintain an independent director as defined by Rule 4200 of the Nasdaq Capital Market nor does it anticipate that it will be applying for listing of its securities on an exchange in which an independent directorship is required. It is likely that neither Mr. Cassidy nor Mr. McKillop would be considered independent directors if it were to do so.

ITEM 8.    LEGAL PROCEEDINGS

        There is no litigation pending or threatened by or against Tablegate.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

        (a) Market Price. There is no trading market for Tablegate's common stock and there has been no trading market to date. There is no assurance that a trading market will ever develop or, if such a market
does develop, that it will continue.   There is no common stock or other
equity subject to any outstanding options or warrants or any securities convertible into common stock of Tablegate nor is any common stock currently being publicly offered by Tablegate. At the time of this registration, no shares issued by Tablegate are available for sale pursuant to Rule 144 promulgated pursuant to the Rules and Regulations of the Securities and Exchange Commission but after the requisite holding period, the shareholders of Tablegate could offer their shares for sale pursuant to such rule. However, all the shareholders of Tablegate are officers and directors and as such are subject to the rules governing affiliated persons for sales pursuant to Rule 144.

     Pursuant to Rule 144(i) of the Securities Act of 1933, the safe harbor provisions provided under Rule 144 are not available to shareholders of the Company and will continue to be unavailable until at least one year after the Company ceases to be a company with no or nominal operations and has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding
12 months.

        (b) Holders. The issued and outstanding shares of the common stock of Tablegate were issued to two shareholders in accordance with the exemptions from registration afforded by Section 4(2) of the Securities Act of 1933.

        (c) Dividends. Tablegate has not paid any dividends to date, and has no plans to do so in the immediate future. Tablegate presently intends to retain all earnings, if any, for use in its business operations and accordingly, the Board of Directors does not anticipate declaring any dividends prior to a business combination. Dividends, if any, would be contingent upon Tablegate's revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends would be within the discretion of Tablegate's Board of Directors.

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ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES.

        During the past three years, Tablegate has issued 20,000,000 common shares pursuant to Section 4(2) of the Securities Act of 1933 for an aggregate purchase price of $2,000:

     On July 30, 2012, Tablegate issued the following shares of its common stock:

Name                       Number of Shares      Consideration

Tiber Creek Corporation (1)    10,000,000          $1,000
MB Americus LLC (2)            10,000,000          $1,000

(1) James Cassidy, president, secretary, and a director of Tablegate, may be deemed the beneficial owner of the shares owned by Tiber Creek Corporation.

(2) James McKillop, vice president and a director of Tablegate, may be deemed the beneficial owner of teh shares owned by MB Americus LLC.


ITEM 11.  DESCRIPTION OF REGISTRANT'S  SECURITIES TO BE REGISTERED

    The authorized capital stock of Tablegate consists of 100,000,000 shares of common stock, par value $0.0001 per share, of which there are 20,000,000 issued and outstanding and 20,000,000 shares of preferred stock, par value $0.0001 per share, of which none have been designated or issued.

    The following statements relating to the capital stock set forth the material terms of the securities of Tablegate; however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the certificate of incorporation and the by-laws, copies of which are filed as exhibits to this registration statement.

Common Stock

     Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of Tablegate, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable.

     Holders of common stock have no preemptive rights to purchase the common stock of Tablegate. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

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Preferred Stock

     The Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Tablegate without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. At present, Tablegate has no plans to issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.

    The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.

     Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of the stockholders of Tablegate, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise. Tablegate has no present plans to issue any preferred stock.

Trading of Securities in Secondary Market

     Following a business combination, a private company will normally wish to cause Tablegate's common stock to trade in one or more United States securities markets. The private company may elect to take the steps required for such admission to quotation following the business combination or at some later time. Such steps will normally involve filing a registration statement under the Securities Act. Such registration statement may include securities held by current shareholders or offered by Tablegate, including warrants, shares underlying warrants, and debt securities.

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     In order to qualify for listing on the Nasdaq Capital Market, a company must have at least (i) net tangible assets of $4,000,000 or market capitalization of $50,000,000 or net income for two of the last three years of $750,000; (ii) public float of 1,000,000 shares with a market value of $5,000,000; (iii) a bid price of $4.00; (iv) three market makers; (v) 300 round-lot shareholders and (vi) an operating history of one year or, if less than one year, $50,000,000 in market capitalization. For continued listing on the Nasdaq Capital Market, a company must have at least (i) net tangible assets of $2,000,000 or market capitalization of $35,000,000 ornet income for two of the last three years of $500,000; (ii) a public float of 500,000 shares with a market value of $1,000,000; (iii) a bid price of$1.00; (iv) two market makers; and (v) 300 round-lot shareholders.

    In 2011, the NASDAQ Stock Market adopted additional listing requirements for a company that became a 1934 Act reporting company by effecting a business combination with a public shell, whether through a reverse merger, exchange offer, or otherwise. These new requirements include (i) trading for at least one year on the OTC market or another national or foreign exchange (ii) filing of all required information, including financial, regarding the business combination (iii) timely filing of all required periodic financial reports for the prior year, which would include at least one annual report filing and (iv) maintenance of a $4 share price for at least 30 of the most recent 60 trading days prior to the initial listing application.

     If, after a business combination and qualification of its securities for trading, Tablegate does not meet the qualifications for listing on the Nasdaq Capital Market, Tablegate may apply for quotation of its securities on the OTC Bulletin Board.

     In order to have its securities quoted on the OTC Bulletin Board a company must (i) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators; and (ii) have at least one market maker who completes and files a Form 211 with Regulation, Inc.

     The OTC Bulletin Board is a dealer-driven quotation service. Unlike the Nasdaq Stock Market, companies cannot directly apply to be quoted on the OTC Bulletin Board, only market makers can initiate quotes, and quoted companies do not have to meet any quantitative financial requirements.
Any equity security of a reporting company not listed on the Nasdaq Stock Market or on a national securities exchange is eligible.

     In certain cases Tablegate may elect to have its securities initially quoted in the Pink Sheets published by Pink OTC Markets Inc.

     In general there is greatest liquidity for traded securities on the Nasdaq Capital Market, less on the OTC Bulletin Board, and least through quotation on the Pink Sheets. It is not possible to predict where, if at all, the securities of Tablegate will be traded following a business combination and qualification of its securities for trading.

     The National Securities Market Improvement Act of 1996 limited the authority of states to impose restrictions upon resales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Exchange Act. Upon effectiveness of this registration statement, Tablegate will be required to, and will, file reports under Section 13 of the Exchange Act. As a result, sales of Tablegate's common stock in the secondary market by the holders thereof may then be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker) without qualification under state securities acts. The resale of such shares may be subject to the holding period and other requirements of Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission.

32
______________________________________________________________________

Transfer Agent

     It is anticipated that Globex Transfer, LLC, Deltona, Florida, will act as transfer agent for the common stock of Tablegate.

Additional Information

      This registration statement and all other filings of Tablegate when made with the Securities and Exchange Commission may be viewed and downloaded at the Securities and Exchange Commission's website at www.sec.gov. Tablegate will be subject to the reporting requirements of the Securities Act of 1934 automatically 60 days after filing of this registration statement.

ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Tablegate's certificate of incorporation contains such a provision.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the company pursuant to the foregoing provisions, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


ITEM 13.    FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

    Tablegate is a smaller reporting company in accordance with Regulation
S-X.


33
______________________________________________________________________

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

     Tablegate has not changed accountants since its formation and there are no disagreements with the findings of its accountants.

ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS.

       Set forth below are the audited financial statements for Tablegate for the period ended July 31, 2012. The following financial statements are attached to this report and filed as a part thereof.

28
______________________________________________________________________

                      FINANCIAL STATEMENTS FOR
                     Period from July 23, 2012
                    (Inception) to July 31, 2012
34

______________________________________________________________________

                              FINANCIAL STATEMENTS


Report of Independent Registered Public Accounting Firm         1

Balance Sheet as of July 31, 2012                               2

Statement of Operations for the period from
July 23, 2012 (Inception) to July 31, 2012                      3

Statement of Changes in Stockholders' Equity for the
period from July 23, 2012 (Inception) to July 31, 2012          4

Statement of Cash Flows for the period from
July 23, 2012 (Inception) to July 31, 2012                      5

Notes to Financial Statements  				      6-9

______________________________________________________________________

ANTON & CHIA                               CERTIFIED PUBLIC ACCOUNTANTS

       REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors
Tablegate Acquisition Corporation (a development stage company)

We have audited the accompanying balance sheet of Tablegate Acquisition Corporation (the "Company") as of July 31, 2012, and the related statement of operations, stockholders' equity and cash flows for the period from July 23, 2012 (Inception) through July 31, 2012. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of July 31, 2012 and the results of its operations and its cash flows for the period from July 23, 2012 (Inception) through July 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has had no revenues and income since inception. These conditions, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2, which includes the raising of additional equity financing or merger with another entity. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Anton & Chia LLP
Newport Beach, CA
September 21, 2012

______________________________________________________________________

                       TABLEGATE ACQUISITION CORPORATION
                       (A DEVELOPMENT STAGE COMPANY)
                              BALANCE SHEET


                      ASSETS

                                                   July 31, 2012
                                                  ---------------

  Current assets
    Cash                                         $         2,000
                                                  ---------------
            Total assets                         $         2,000
                                                  ===============

               LIABILITIES AND SHAREHOLDERS' EQUITY

  Current liabilities                            $           -
                                                  ---------------

            Total liabilities                                -
                                                  ---------------
  Stockholders' equity
    Preferred stock, $0.0001 par value,
    20,000,000 shares authorized; none
    outstanding                                              -

    Common stock, $0.0001 par value, 100,000,000
    shares authorized; 20,000,000 shares issued
    and outstanding                                        2,000

    Deficit accumulated during the
       development stage                                     -
                                                  ---------------

         Total and stockholders' equity          $         2,000
                                                 ================

The accompanying notes are an integral part of these financial statements

______________________________________________________________________

                      TABLEGATE ACQUISITION CORPORATION
                       (A DEVELOPMENT STAGE COMPANY)
                         STATEMENT OF OPERATIONS


                                                  For the period from
                                                    July 23, 2012
                                                    (Inception) to
                                                    July 31, 2012
                                                  -----------------

    Sales                                        $            -

    Cost of sales                                             -
                                                  -----------------

       Gross profit                                           -

    Operating expenses                                        -
                                                  -----------------

    Loss before income tax                                    -

    Income tax                                                -
                                                  -----------------

    Net loss                                     $            -
                                                 ==================

    Loss per share - basic and diluted           $          (0.00)
                                                  -----------------

    Weighted average shares-basic and diluted          20,000,000
                                                 ------------------



The accompanying notes are an integral part of these financial statements

______________________________________________________________________

                      TABLEGATE ACQUISITION CORPORATION
                       (A DEVELOPMENT STAGE COMPANY)
                STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                                      Deficit
                                                      Accumulated
                                Common Stock          During the    Total
                             ---------------------    Development   Stockholders'
                             Shares         Amount    Stage         Equity
                             ----------    --------   -----------   -----------

Balance, July 23,
   2012 (Inception)                -       $    -    $    -          $     -

Issuance of common stock     20,000,000      2,000        -             2,000

Net loss                          -             -         -                 -
                             ----------     --------  ----------     ---------
Balance,
   July 31, 2012             20,000,000    $ 2,000    $    -          $  2,000
                             ==========    ========   ===========     =========


   The accompanying notes are an integral part of these financial statements


                                   4

______________________________________________________________________

                      TABLEGATE ACQUISITION CORPORATION
                       (A DEVELOPMENT STAGE COMPANY)
                         STATEMENT OF CASH FLOWS


                                                     For the period from
                                                        July 23, 2012
                                                        (Inception) to
                                                        July 31, 2012
                                                       --------------

 CASH FLOWS FROM OPERATING ACTIVITIES

   Net loss                                            $         -
                                                       -------------
      Net cash used in operating activities                      -
                                                       -------------
 CASH FLOWS FROM FINANCING ACTIVITIES

   Proceeds from issuance of common stock                     2,000
                                                       -------------
       Net cash provided by financing activities              2,000
                                                       -------------
   Net increase in cash                                       2,000

   Cash, beginning of period                                     -
                                                       -------------
   Cash, end of period                                 $      2,000
                                                       =============


The accompanying notes are an integral part of these financial statements

______________________________________________________________________

                  TABLEGATE ACQUISITION CORPORATION
                   (A DEVELOPMENT STAGE COMPANY)
                   Notes to Financial Statements

NOTE 1   NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

Tablegate Acquisition Corporation ("Tablegate" or "the Company") was incorporated on July 23, 2012 under the laws of the state of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. Tablegate has been in the developmental stage since inception and its operations to date have been limited to issuing shares to its original shareholders. Tablegate will attempt to locate and negotiate with a business entity for the combination of that private company with Tablegate. The combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances the private company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. No assurances can be given that Tablegate will be successful in locating or negotiating with any private company. Tablegate has been formed to provide a method for a foreign or domestic private company to become a reporting company with a class of securities registered under the Securities Exchange Act of 1934.

BASIS OF PRESENTATION

The summary of significant accounting policies presented below is designed to assist in understanding the Company's financial statements. Such financial statements and accompanying notes are the representations of the Company's management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America ("GAAP") in all material respects, and have been consistently applied in preparing the accompanying financial statements.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. The Company did not have cash equivalents as of July 31, 2012.

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. The Company did not have cash balances in excess of the Federal Deposit Insurance Corporation limit as of July 31, 2012.

______________________________________________________________________

                  TABLEGATE ACQUISITION CORPORATION
                   (A DEVELOPMENT STAGE COMPANY)
                   Notes to Financial Statements

INCOME TAXES

Under ASC 740, "Income Taxes", deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of July 31, 2012, there were no deferred taxes.

LOSS PER COMMON SHARE

Basic loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of July 31, 2012, there are no outstanding dilutive securities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

   Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

   Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

   Level 3 inputs are unobservable inputs for the asset or liability.

NOTE 2 - GOING CONCERN

The Company is in the development stage and has no revenues or profits since its inception on July 23, 2012. The Company's continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and /or obtain additional financing from its stockholders and/or other third parties.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to meet its obligations and continue its operations for the next fiscal year. The continuation of the Company as a going concern is dependent upon financial support from its stockholders, the ability of the Company to obtain necessary equity financing to continue operations, successfully locating and negotiate with a business entity for the combination of that private company with the Company.

______________________________________________________________________

                  TABLEGATE ACQUISITION CORPORATION
                   (A DEVELOPMENT STAGE COMPANY)
                   Notes to Financial Statements



Tiber Creek Corporation, a company affiliated with management, will pay all expenses incurred by the Company until a business combination is effected, without repayment. There is no assurance that the Company will ever be profitable. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

NOTE 3 - RECENT ACCOUNTING PRONOUNCEMENTS

Adopted

In May 2011, the FASB issued ASU 2011-04, "Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International
Financial Reporting Standards (IFRS) of Fair Value Measurement   Topic 820."
ASU 2011-04 is intended to provide a consistent definition of fair value and improve the comparability of fair value measurements presented and disclosed in financial statements prepared in accordance with U.S. GAAP and IFRS. The amendments include those that clarify the FASB's intent about the application of existing fair value measurement and disclosure requirements, as well as those that change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. This update is effective for annual and interim periods beginning after December 15, 2011. The adoption of this ASU did not have a material impact on our financial statements.

Not Adopted

In December 2011, the FASB issued ASU No. 2011-11: Balance Sheet (topic
210): Disclosures about Offsetting Assets and Liabilities, which requires new disclosure requirements mandating that entities disclose both gross and net information about instruments and transactions eligible for offset in the statement of financial position as well as instruments and transactions subject to an agreement similar to a master netting arrangement. In addition, the standard requires disclosure of collateral received and posted in connection with master netting agreements or similar arrangements. This ASU is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. Entities should provide the disclosures required retrospectively for all comparative periods presented. We are currently evaluating the impact of adopting ASU 2011-11 on our financial statements.

The FASB issued Accounting Standards Update (ASU) No.
2012-02 Intangibles Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment, on July 27, 2012, to simplify the testing for a drop in value of intangible assets such as trademarks, patents, and distribution rights. The amended standard reduces the cost of accounting for indefinite-lived intangible assets, especially in cases where the likelihood of impairment is low. The changes permit businesses and other organizations to first use subjective criteria to determine if an intangible asset has lost value. The amendments to U.S. GAAP will be effective for fiscal years starting after September 15, 2012. Early adoption is permitted. The adoption of this accounting guidance did not have a material impact on our financial statements and related disclosures.

______________________________________________________________________

                  TABLEGATE ACQUISITION CORPORATION
                   (A DEVELOPMENT STAGE COMPANY)
                   Notes to Financial Statements


Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future financial statements.

NOTE 4   STOCKHOLDERS' EQUITY

The Company is authorized to issue 100,000,000 shares of common stock and 20,000,000 shares of preferred stock. As of July 31, 2012, 20,000,000 shares of common stock and no preferred stock were issued and outstanding. In July, 2012, the Company issued 20,000,000 common shares to two directors and officers for $2,000 in cash.

NOTE 5   SUBSEQUENT EVENTS

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through September 21,2012, the date the financial statements were available to be issued, and identified no events or transactions that required recognition or disclosure.


______________________________________________________________________





                     INDEX TO EXHIBITS


EXHIBIT NUMBER      DESCRIPTION

3.1*                 Certificate of Incorporation of Tablegate
                            Acquisition Corporation

3.2*                 By-Laws of Tablegate Acquisition Corporation

3.3*                 Specimen stock certificate of Tablegate
                            Acquisition Corporation

10.1*		    Agreement with Tiber Creek for payment of
	            expenses

*  Previously filed.

______________________________________________________________________


                                  SIGNATURES


    In accordance with Section 12 of the Securities Exchange Act of 1934, the Registrant caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.


                                  TABLEGATE ACQUISITION CORPORATION


                                  By: /s/  James Cassidy, President



Date: March 22, 2013